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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 19, 2005

                                  Bluefly, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                    001-14498                 13-3612110
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)

42 West 39th Street, New York, New York                          10018
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(Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000


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         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 19, 2005, Bradford Matson was appointed Chief Marketing Officer of the Company. Mr. Matson replaced Monica Halpert, who will continue to work with the Company in a non executive position.

     Mr. Matson, age 48, was a marketing executive at Spiegel Catalog from 1981 to 2003, where he held various senior level positions, including Senior Vice President of Advertising and Brand Communications from 2001 to 2003, Vice President of Advertising from 2000 to 2001 and Vice President of Advertising and Marketing for Portfolio SBUs from 1997 to 1999. Since 2004, Mr. Matson has served as Director of Marketing and Communications for the Steppenwolf
Theatre Co.

     On September 19, 2005, the Company entered into an Employment Agreement with Bradford Matson (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, the Company has retained the services of Mr. Matson as the Chief Marketing Officer of the Company for a term of approximately three years and has agreed to pay him a base salary of $350,000 per year (subject to discretionary annual increases). The Employment Agreement provides that Mr. Matson is entitled to receive a minimum bonus of $50,000 for the year ended December 31, 2006 and certain relocation expenses and allowances. In addition, pursuant to the terms of the Employment Agreement, Mr. Matson was issued options to purchase 400,000 shares of the Company's Common Stock (the "Options") under the Company's 2005 Stock Incentive Plan.

     The Employment Agreement provides that, if Mr. Matson is terminated without cause or constructively terminated, he shall be entitled to severance payments equal to three months of his base salary if the termination is during the first year of his employment and six months of his base salary if he is terminated thereafter, and, if he is terminated after the first year, immediate vesting of all of the Options. The Employment Agreement also provides for the immediate vesting of fifty percent of any unvested Options if Mr. Matson's employment is terminated, on or prior to the end of the first year of his employment, as a result of certain events classified as a "Change of Control."

     The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

     On September 21, 2005, the Company issued a press release announcing the appointment of Bradford Matson as Chief Marketing Officer. A copy of the press release announcing such appointment is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(C)  EXHIBITS

10.1 Employment Agreement, dated as of September 19, 2005, by and between the Company and Bradford Matson.

99.1    Press Release Issued on September 21, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUEFLY, INC.
                                        (Registrant)


Date: September 22, 2005                By:    /s/ Patrick C. Barry
                                               ---------------------------------
                                        Name:  Patrick C. Barry
                                        Title: Chief Operating Officer and
                                               Chief  Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.

10.1 Employment Agreement, dated as of September 19, 2005, by and between the Company and Bradford Matson.

99.1    Press Release Issued on September 21, 2005.